Exhibit 4.1

DST SYSTEMS, INC.

$415,000,000

3.55% SERIES 2017A, TRANCHE A SENIOR NOTES DUE JANUARY 9, 2023

3.82% SERIES 2017A, TRANCHE B SENIOR NOTES DUE JANUARY 9, 2025

4.02% SERIES 2017A, TRANCHE C SENIOR NOTES DUE AUGUST 6, 2025

4.04% SERIES 2017A, TRANCHE D SENIOR NOTES DUE JANUARY 9, 2028

4.14% SERIES 2017A, TRANCHE E SENIOR NOTES DUE JANUARY 9, 2030

4.29% SERIES 2017A, TRANCHE F SENIOR NOTES DUE JANUARY 9, 2033

______________

MASTER NOTE PURCHASE AGREEMENT

______________

Dated November 14, 2017

4247573

TABLE OF CONTENTS
SECTION     HEADING PAGE

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SCHEDULE A    —    DEFINED TERMS

SCHEDULE 5.3     —Disclosure Materials

SCHEDULE 5.4     —    Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5     —    Financial Statements

SCHEDULE 5.15    —    Existing Indebtedness

SCHEDULE 10.4    —    Existing Liens

EXHIBIT 1     —Form of 3.55% Series 2017A, Tranche A Senior Notes due January 9, 2023

EXHIBIT 2     —Form of 3.82% Series 2017A, Tranche B Senior Notes due January 9, 2025

EXHIBIT 3     —Form of 4.02% Series 2017A, Tranche C Senior Notes due August 6, 2025

EXHIBIT 4     —Form of 4.04% Series 2017A, Tranche D Senior Notes due January 9, 2028

EXHIBIT 5     —Form of 4.14% Series 2017A, Tranche E Senior Notes due January 9, 2030

EXHIBIT 6     —Form of 4.29% Series 2017A, Tranche F Senior Notes due January 9, 2033

EXHIBIT 4.4(a)    —    Form of Opinion of General Counsel to the Company

EXHIBIT 4.4(b)    —    Form of Opinion of Special Counsel to the Company

EXHIBIT 4.4(c)    —    Form of Opinion of Special Counsel to the Purchasers

PURCHASER SCHEDULE    —    INFORMATION RELATING TO PURCHASERS

EXHIBIT 7.2(a)    —    Form of Compliance Certificate

EXHIBIT S    —    Form of Supplement to Master Note Purchase Agreement

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DST SYSTEMS, INC.
333 WEST 11TH STREET
KANSAS CITY, MISSOURI 64105

$35,000,000 3.55% Series 2017A, Tranche A Senior Notes due January 9, 2023
$105,000,000 3.82% Series 2017A, Tranche B Senior Notes due January 9, 2025
$65,000,000 4.02% Series 2017A, Tranche C Senior Notes due August 6, 2025
$105,000,000 4.04% Series 2017A, Tranche D Senior Notes due January 9, 2028
$50,000,000 4.14% Series 2017A, Tranche E Senior Notes due January 9, 2030
$55,000,000 4.29% Series 2017A, Tranche F Senior Notes due January 9, 2033

November 14, 2017

TO EACH OF THE PURCHASERS LISTED IN
PURCHASER SCHEDULE HERETO:
Ladies and Gentlemen:
DST Systems, Inc., a Delaware corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1.	AUTHORIZATION OF NOTES .
Section 1.1.    Description of Notes. The Company will authorize the issue and sale of the following Series 2017 Senior Notes (the “Series 2017A Notes”):

Issue	Series and/or Tranche	Aggregate Principal Amount	Interest Rate	Maturity Date
Senior Notes	Series 2017A, Tranche A (the “Tranche A Notes”)	$35,000,000	3.55%	January 9, 2023
Senior Notes	Series 2017A, Tranche B (the “Tranche B Notes”)	$105,000,000	3.82%	January 9, 2025

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Senior Notes	Series 2017A, Tranche C (the “Tranche C Notes”)	$65,000,000	4.02%	August 6, 2025
Senior Notes	Series 2017A, Tranche D (the “Tranche D Notes”)	$105,000,000	4.04%	January 9, 2028
Senior Notes	Series 2017A, Tranche E (the “Tranche E Notes”)	$50,000,000	4.14%	January 9, 2030
Senior Notes	Series 2017A, Tranche F (the “Tranche F Notes”)	$55,000,000	4.29%	January 9, 2033
The Series 2017A Notes described above together with each Series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2.2 are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Tranche A Notes, the Tranche B Notes, the Tranche C Notes, the Tranche D Notes, the Tranche E Notes, and the Tranche F Notes, shall be substantially in the form set out in Exhibits 1-6, respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule A; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. For purposes of this Agreement, the rules of construction set forth in Section 22.5 shall govern.
Section 1.2.    Additional Fees. (a) If the Consolidated Leverage Ratio exceeds 3.50 to 1.00 as permitted by Section 10.1, as evidenced by an Officer’s Certificate delivered pursuant to Section 7.2(a), an additional fee in a per annum amount that is equal to 0.75% of the outstanding principal amount of the Notes (the “Incremental Fee”) shall be payable by the Company on a quarterly basis in accordance with Section 1.2(b). Such Incremental Fee shall begin to accrue on the first day of the fiscal quarter following the fiscal quarter in respect of which such Officer’s Certificate was delivered, and shall continue to accrue until the Company has provided an Officer’s Certificate pursuant to Section 7.2(a) demonstrating that, as of the last day of the fiscal quarter in respect of which such Officer’s Certificate is delivered, the Consolidated Leverage Ratio is not more than 3.50 to 1.00. In the event such Officer’s Certificate evidencing that the Consolidated Leverage Ratio is not more than 3.50 to 1.00 is delivered, the Incremental Fee shall cease to accrue on the last day of the fiscal quarter in respect of which such Officer’s Certificate is delivered.
(b)    Within ten (10) Business Days of the delivery of an Officer’s Certificate pursuant to Section 7.2(a) evidencing that the Consolidated Leverage Ratio exceeds 3.50 to 1.00, the Company

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shall pay to each holder of a Note the amount attributable to the quarterly Incremental Fee (the “Incremental Quarterly Fee Payment”) which shall be the product of (i) the aggregate outstanding principal amount of Notes held by such holder (or its predecessor(s) in interest) as of the first day that Incremental Fee began to accrue with respect to the period covered by such Officer’s Certificate and (ii) 0.001875 (to reflect that the Incremental Fee is payable quarterly). The Incremental Quarterly Fee Payment, if any, shall be paid quarterly in accordance with the foregoing by wire transfer of immediately available funds to each holder of the Notes in accordance with the terms of this Agreement until such Incremental Fee shall cease to accrue as provided in clause (a) of this Section 1.2.

SECTION 2.	SALE AND PURCHASE OF NOTES.
Section 2.1.    Series 2017A Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser, as applicable, will purchase from the Company, at the Closings provided for in Section 3, the Series 2017A Notes in the principal amount and of the separate tranches, if any, specified opposite such Purchaser’s name in Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations, and no Purchaser shall have any liability to any Person for the performance or non‑performance of any obligation by any other Purchaser hereunder.
Section 2.2.    Additional Series of Notes. The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional Series of its unsecured promissory notes under the provisions of this Agreement pursuant to a supplement (a “Supplement”) substantially in the form of Exhibit S, provided that the aggregate principal amount of Notes of all Series issued and outstanding pursuant to this Agreement (including all Supplements) shall not exceed $1,000,000,000 (or the equivalent in foreign currency). Each additional Series of Notes (the “Additional Notes”) issued pursuant to a Supplement shall be subject to the following terms and conditions:
(i)     each Series of Additional Notes, when so issued, shall be differentiated from all previous Series by sequential alphabetical designation inscribed thereon;
(ii)    Additional Notes of the same Series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same Series shall constitute one Series and shall vote with all other Notes then outstanding;

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(iii)    each Series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be amended (a) to reflect such additional covenants without further action on the part of the holders of the Notes outstanding under this Agreement, provided, that any such additional covenants shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding, and (b) to reflect such representations and warranties as are contained in such Supplement for the benefit of the holders of such Additional Notes in accordance with the provisions of Section 16;
(iv)    each Series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit 8 hereto with such variations, omissions and insertions as are necessary or permitted hereunder or as may be approved by the Additional Purchasers of such Series of Additional Notes and the Company in accordance with this Agreement;
(v)    the minimum principal amount of any Note issued under a Supplement shall be $100,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $100,000 or more;
(vi)    all Additional Notes shall constitute Senior Indebtedness of the Company and shall rank pari passu with all other outstanding Notes; and
(vii)    no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

SECTION 3.	CLOSINGS.
This Agreement shall be executed and delivered and the Tranche A, Tranche B, Tranche D, Tranche E, and Tranche F Notes shall be issued on November 14, 2017 or on such other Business Day thereafter on or prior to November 30, 2017 as may be agreed upon by the Company and the Purchasers (the “First Closing”). The Tranche C Notes will be issued thereafter at a second closing on August 6, 2018 or on such other Business Day thereafter on or prior to August 31, 2018 as may be agreed upon by the Company and the Purchasers (the “Second Closing”). The First Closing and the Second Closing shall each occur at the offices of Chapman and Cutler LLP, 111 West Monroe

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Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time (each individually, a “Closing” and, collectively, the “Closings”). At each such Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser, as applicable, in the form of a single Note (or such greater number of Notes in denominations of at least $10,000 (provided that no Note shall be issued in an amount less than $100,000) as such Purchaser may request) dated the date of such Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 9801088572 at UMB Bank, NA, 1010 Grand Boulevard, Kansas City, Missouri, ABA 101000695. If at either Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.	CONDITIONS TO CLOSING.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the applicable Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:
Section 4.1.    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of such Closing.
Section 4.2.    Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing. From the date of this Agreement until such Closing, before and after giving effect to the issue and sale of such Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by any covenant in Section 10 had any such covenants applied since such date.
Section 4.3.    Compliance Certificates.
(a)    Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

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(b)    Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of such Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, as applicable, and this Agreement.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of such Closing (a) from Randall D. Young, Senior Vice President, General Counsel of the Company, covering the matters set forth in Exhibit 4.4(a), (b) from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, covering the matters set forth in Exhibit 4.4(b), and (c) from Chapman and Cutler, LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the date of such Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.    Sale of Other Notes. Contemporaneously with such Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at such Closing as specified in Purchaser Schedule.
Section 4.7.    Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least three Business Days prior to such Closing.
Section 4.8.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Tranche of the Notes.

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Section 4.9.    Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.10.    Funding Instructions. At least three Business Days prior to the date of such Closing, each Purchaser shall have received written instructions signed by an officer of the Company on letterhead of the Company (which may be delivered via electronic mail) confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.
Section 4.11.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions and required by this Agreement shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
Section 4.12.    Conditions to Issuance of Additional Notes. The obligations of the Additional Purchasers to purchase any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:
(a)    Compliance Certificate. A duly authorized Senior Financial Officer shall execute and deliver to each Additional Purchaser and each holder of Notes an Officer’s Certificate dated the date of issue of such Series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including any Supplements hereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether after giving effect to the issuance of the Additional Notes and after giving effect to the application of the proceeds thereof, the Company is in compliance with the requirements of Sections 10.1 and 10.2 on such date (based upon the financial statements for the most recent fiscal quarter ended prior to the date of such certificate).
(b)    Execution and Delivery of Supplement. The Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto.

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(c)    Representations of Additional Purchasers. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.
(d)    Execution and Delivery of Guaranty Ratification. Each Subsidiary Guarantor, if any, shall execute and deliver a Guaranty Ratification in the form attached to the Subsidiary Guaranty.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each Purchaser that, as of the date of this Agreement and at each Closing:
Section 5.1.    Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof. The Company also has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, except where the failure to have such power and authority could not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect.
Section 5.2.    Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note against payment therefor will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure. The Company, through its agents, JPMorgan Securities LLC and U.S. Bancorp Investments, Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated September 20, 2017 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature

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of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings identified in Schedule 5.3 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, as of the date of this Agreement, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made. As of the date of each Closing, the Disclosure Documents, together with the Company’s annual, interim and current reports filings with the SEC pursuant to the Exchange Act filed subsequent to the date of this Agreement and on or prior to such date and any other information disclosed to the Purchasers and/or the holders, as the case may be, by the Company (such information, the “Additional Information”), taken as a whole, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2016, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Directors and Officers    . (a) Schedule 5.4, as may be updated at the Second Closing to conform with the requirements of Section 9.9 or with respect to the election or replacement of directors or “named executive officers”, contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and (ii) of the Company’s directors and “named executive officers” as such term is defined in Item 4.02 of Regulation S‑K promulgated under the Securities Act.
(b)    All of the outstanding shares of capital stock or similar equity interests of each Significant Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 or as permitted under Section 10.4 hereof).
(c)    Each Significant Subsidiary identified in Schedule 5.4, as updated by Section 9.9, is a corporation or other legal entity duly organized, validly existing and in good standing under the

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laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Significant Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)    No Significant Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Significant Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Significant Subsidiary.
Section 5.5.    Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates or the periods presented as specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). As of the date of this Agreement, the Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents and as of the date of each Closing, the Company and its Subsidiaries will not have any Material liabilities that are not disclosed in the Disclosure Documents or incurred subsequent to the date of this Agreement that would be prohibited by this Agreement.
Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling

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of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate in any material respect any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.
Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority that has not been obtained or made is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes. The Company and its Subsidiaries have filed all Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2011.

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Section 5.10.    Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.
(b)    To the best knowledge of the Company, no Material product of the Company or any of its Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
(c)    To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.
Section 5.12.    Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(b)    Neither the Company nor any of its ERISA Affiliates sponsors, participates in or has any liability with respect to a Plan that is subject to section 412 of the Code or Title IV of ERISA.

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(c)    The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
(d)    The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Accounting Standards Codification Topic 715, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.
(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by each such Purchaser.
(f)    All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.
Section 5.13.    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than not more than 55 Institutional Investors (including the Purchasers), each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to refinance existing Indebtedness of the Company and/or for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221) in violation

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of such Regulation U, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the fair value of the consolidated assets of the Company and its Subsidiaries as determined in good faith by or under the direction of the Company’s senior management, and the Company does not have any present intention that margin stock will constitute more than 10% of the fair value of such assets. As used in this Section 5.14, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries (other than intercompany Indebtedness) as of September 30, 2017 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guarantees thereof, if any), since which date there has been no Material increase in the amounts or change in interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries (other than as permitted hereunder). Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.
(c)    (i) As of the date of this Agreement and (ii) except as would not be prohibited under this Agreement or would not prohibit the issuance of the Series 2017A Notes, as of the date of each Closing, neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except such Indebtedness indicated in Schedule 5.15.
Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Affiliate Controlled by the Company (i) is a Blocked Person, (ii) has been notified that its name

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appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.
(b)    Neither the Company nor any Affiliate Controlled by the Company (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti‑Money Laundering Laws or Anti‑Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti‑Money Laundering Laws or Anti‑Corruption Laws.
(c)    No part of the proceeds from the sale of the Notes hereunder:
(i)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Affiliate Controlled by the Company, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;
(ii)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti‑Money Laundering Laws; or
(iii)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Authority official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti‑Corruption Laws.
(d)    The Company has established commercially reasonable procedures and controls designed to facilitate compliance by the Company and each Affiliate Controlled by the Company with all applicable U.S. Economic Sanctions Laws, Anti‑Money Laundering Laws and Anti‑Corruption Laws.
Section 5.17.    Status under Certain Statutes. Neither the Company nor any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended, or is restricted in its ability to incur Indebtedness under the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
Section 5.18.    Environmental Matters. (a) Neither the Company nor any Subsidiary has actual knowledge of any claim or has received any written notice of any claim, and no proceeding

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has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary has actual knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
(c)    Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in violation of applicable Environmental Laws and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and
(d)    All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.
Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more other Institutional Investors and not with a view to the distribution thereof, provided that the Disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act or any state securities laws and may be resold only if registered pursuant to the provisions of the Securities Act and applicable state securities laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes. Each Purchaser further represents and warrants that such Purchaser (a) will not sell, transfer or otherwise Dispose of the Notes or any interest therein except in a transaction exempt from or not subject to the registration requirements of the Securities Act and in accordance with the restrictions set forth in Section 13.2 and the legend set forth on the applicable Series of the Notes and (b) was given the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense.

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Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95‑60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95‑60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90‑1 or (ii) a bank collective investment fund, within the meaning of the PTE 91‑38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84‑14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor

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a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96‑23 (the “INHAM Exemption”)) managed by an “in‑house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
Section 6.3.    Investor Status. Each Purchaser certifies and represents to the Company that it is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “institutional accredited investors”) and was not organized for the purpose of acquiring the Notes. Each Purchaser further represents that its financial condition is such that it is able to bear the risk of holding the Notes for an indefinite period of time and the

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risk of loss of its entire investment, and that it has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risk and merits of its investment in the Company. Each Purchaser further represents and warrants that it has received a copy of the Memorandum and such other materials or information as it has deemed necessary in connection with its purchase of Notes hereunder and that it is not purchasing the Notes as a result of any general solicitation or general advertising within the meaning of Regulation D under the Securities Act.
Section 6.4.    Brokers or Finders. Each Purchaser represents that it has not nor has any of its subsidiaries incurred, nor will either of them incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with their purchase of the Notes pursuant to this Agreement.

SECTION 7.	INFORMATION AS TO COMPANY.
Section 7.1.    Financial and Business Information. The Company shall deliver, or make available, to each Purchaser and each holder of a Note that is an Institutional Investor:
(a)    Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) with the SEC; including any extensions of such date granted by the SEC or automatically effective upon the filing of a notice with the SEC, regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,
(i)    an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter,
(ii)    unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the Company and its results of operations and cash flows, subject to changes resulting from year-end adjustments;

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(b)    Annual Statements — within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10‑K (the “Form 10‑K”) with the SEC; including any extensions of such date granted by the SEC or automatically effective upon the filing of a notice with the SEC, regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of
(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and
(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the Company and its results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;
(c)    SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company to its public securities holders generally, and (ii) each regular or periodic report filed by the Company with the SEC;
(d)    Notice of Default or Event of Default — promptly, and in any event within ten days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed Default hereunder or that any Person has given any notice or taken any action with respect to a claimed Default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(e)    ERISA Matters — promptly, and in any event within ten days after a Responsible Officer becoming aware of any ERISA Event, provide a written notice setting

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forth the nature thereof and the action, if any that the Company or the applicable ERISA Affiliate proposes to take with respect thereto;
(f)    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
(g)    Requested Information — subject to Section 20 hereof with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10‑Q and Form 10‑K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Purchaser or holder of a Note; and
(h)    Supplements — promptly and in any event within ten (10) Business Days after the execution and delivery of any Supplement, a copy thereof.
Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer, the form of which is attached hereto as Exhibit 7.2(a), setting forth (which, in the case of electronic delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):
(a)    Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1, 10.2, 10.3 and 10.5, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and
(b)    Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event

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of Default or, if any such condition or event existed or exists specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
Section 7.3.    Visitation. Subject to Section 20 hereof, the Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:
(a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company and during normal business hours and not more often than once during any calendar year, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
(b)    Default — if a Default or Event of Default then exists, at the reasonable expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary upon reasonable prior notice to the Company and during normal business hours, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested.
Section 7.4.    Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Section 7.1 and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:
(a)    such financial statements satisfying the requirements of Section 7.1 and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1 are delivered to each Purchaser and holder of a Note by e‑mail at the e‑mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;
(b)    in the case of Sections 7.1(a), (b) or (c) and Section 7.2, the Company shall have timely filed such Form 10–Q or Form 10–K, financial statements, notice, proxy statement or other report satisfying the requirements of Section 7.1(a), Section 7.1(b) or

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Section 7.1(c), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://www.dstsystems.com as of the date of this Agreement;
(c)    such financial statements satisfying the requirements of Section 7.1 and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or
(d)    the Company shall have timely filed any of the items referred to in Section 7.1 and 7.2 with the SEC on EDGAR, if applicable, or and shall have made such items available on its home page on the internet, if applicable, or on IntraLinks or on any other similar website to which each holder of Notes has free access;
provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), other than with respect to filings with the SEC on EDGAR in satisfaction of Sections 7.1(a), (b) or (c) the Company shall have given each holder of a Note prior written notice, which may be by e‑mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e‑mail, the Company will promptly e‑mail them or deliver such paper copies, as the case may be, to such holder.

SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES.
Section 8.1.    Maturity.
(a)    The entire unpaid principal amount of the Tranche A Notes shall become due and payable on January 9, 2023.
(b)    The entire unpaid principal amount of the Tranche B Notes shall become due and payable on January 9, 2025.
(c)    The entire unpaid principal amount of the Tranche C Notes shall become due and payable on August 6, 2025.

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(d)    The entire unpaid principal amount of the Tranche D Notes shall become due and payable on January 9, 2028.
(e)    The entire unpaid principal amount of the Tranche E Notes shall become due and payable on January 9, 2030.
(f)    The entire unpaid principal amount of the Tranche F Notes shall become due and payable on January 9, 2033.
Section 8.2.    Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any tranche of any Series, in an amount not less than 10% of the aggregate principal amount of the Notes of such tranche then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount, provided that if (i) a Default or Event of Default has occurred and is continuing at the time of such notice provided or on the date set for prepayment or (ii) a Default or an Event of Default would result from making such prepayment, then such prepayment pursuant to this Section 8.2 must be made on a pro rata basis to the holders of all Notes at the time outstanding (without regard to Series). The Company will give each holder of applicable Notes selected for redemption written notice of each optional prepayment under this Section 8.2 not less than 15 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the applicable Notes to be prepaid on such date, the principal amount of each applicable Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
Section 8.3.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes of any tranche of any outstanding Series of Notes (other than in accordance with Section 8.7 or Section 10.5 hereof), the principal amount of the Notes of such tranche to be prepaid shall be allocated among all such Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

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Section 8.4.    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to but not including such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.5.    Purchase of Notes. The Company will not and will not permit any Affiliate Controlled by the Company to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of any tranche of a series of Notes in accordance with the terms of this Agreement and the applicable Notes or (b) pursuant to an offer to purchase made by the Company, any Affiliate Controlled by the Company pro rata to the holders of all Notes of the applicable tranche at the time outstanding upon the same terms and conditions, provided that if (i) a Default or Event of Default has occurred and is continuing at the time such offer to purchase is made or on the date set for purchase or (ii) if a Default or Event of Default would result from such purchase, then any such offer to purchase pursuant to this Section 8.5 shall be made on a pro rata basis to the holders of all Notes at the time outstanding (without regard to series). Any such offer shall provide each holder of the applicable series of Notes with (i) the purchase date, (ii) the purchase price, and (iii) a description of the circumstances which give rise to the applicable offer, and shall remain open for at least 20 Business Days. The Company will promptly cancel all Notes acquired by it, any Affiliate Controlled by the Company pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.6.    Make‑Whole Amount.
The term “Make‑Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make‑Whole Amount may in no event be less than zero. For the purposes of determining the Make‑Whole Amount, the following terms have the following meanings: “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

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“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on‑the‑run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on‑the‑run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by

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multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360‑day year comprised of twelve 30‑day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 8.7.    Change in Control. (a) Notice of Change in Control or Control Event. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control of the Company to each holder of Notes unless notice in respect of such Change in Control shall have been given pursuant to subparagraph (b) of this Section 8.7. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes of each Series 2017. As described in subparagraph (c) of this Section 8.7 and shall be accompanied by the notice described in subparagraph (g) of this Section 8.7.
(b)    Condition to Company Action. The Company may, at its option, after a Control Event has occurred but prior to taking any action that consummates or finalizes a Change in Control (i) give written notice to each holder of Notes at least 20 Business Days prior to consummating or finalizing such Change in Control, which notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.7 and be accompanied by the notice described in subparagraph (g) of this Section 8.7, and (ii) contemporaneously with consummating or finalizing such Change in Control, prepay all Notes required to be prepaid in accordance with this Section 8.7.
(c)    Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean

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such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 20 Business Days and not more than 30 Business Days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 20th Business Day after the date of such offer).
(d)    Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least three (3) Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.
(e)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to but not including, the date of prepayment (and without any Make-Whole Amount). The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.7.
(f)    Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed (which shall be deemed to be satisfied by any public announcements by the Company, including the public filing of a Current Report on Form 8-K with the SEC) of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).
(g)    Notice. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a written notice dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to but not including the Proposed Prepayment Date; and (v) in reasonable detail, the nature and date or proposed date of the Change in Control.

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(h)    Effect on Required Payments. The amount of each payment of the aggregate principal of the Notes made pursuant to this Section 8.7 shall be applied against and reduce each of the then remaining aggregate principal payments due pursuant to Section 8.1 by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.
(i)    “Change in Control” Defined. “Change in Control” means an event or series of related events by which:
(A)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(B)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

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(j)    “Control Event” Defined. “Control Event” means:
(i)    the execution by the Company or any of its Subsidiaries or Affiliates of any agreement with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,
(ii)    the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or
(iii)    the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the First Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the First Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

SECTION 9.	AFFIRMATIVE COVENANTS.
From the date of this Agreement until the First Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:
Section 9.1.    Compliance with Law. Without limiting Section 10.9, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject to the extent applicable to it or its business or property, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, expect for such as are being contested in good faith by appropriate proceedings diligently conducted and, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.2.    Insurance. The Company will maintain, with financially sound and reputable insurers, insurance with respect to the properties and businesses of the Company and its Significant Subsidiaries against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are

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maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
Section 9.3.    Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.4.    Payment of Taxes and Claims    . The Company will, and will cause each of its Significant Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Significant Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.
Section 9.5.    Corporate Existence, Etc. Subject to Section 10.6, the Company will at all times preserve and keep in full force and effect its existence. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the existence of each of its Significant Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Significant Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.6.    Books and Records. The Company will, and will cause each of its Significant Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

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Section 9.7.    Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all Indebtedness outstanding under each Material Credit Facility and all other present and future unsecured Indebtedness (actual or contingent) of the Company, in each case which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Company.
Section 9.8.    Subsidiary Guarantors. (a) The Company will cause any Subsidiary which is required by the terms of any Material Credit Facility to become a party to (as a borrower or guarantor), or otherwise become liable for, any Indebtedness in respect of any Material Credit Facility (each a “Subsidiary Guarantor”), to enter into a Subsidiary Guaranty Agreement (a “Subsidiary Guaranty Agreement”) which shall be in a form comparable to and not materially more restrictive as a whole than such guarantee and otherwise reasonably acceptable to the Required Holders providing for a guarantee of the obligations of the Company under the Notes and this Agreement (a “Subsidiary Guaranty”) and deliver to each of the holders of the Notes (substantially concurrently with the incurrence of any such obligation pursuant to such Material Credit Facility) the following items:
(i)    a certificate signed by an authorized Responsible Officer of the Company making representations and warranties substantially to the effect of those contained in Sections 5.4, 5.6 and 5.7, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and
(ii)    an opinion of counsel (who may be in-house counsel for the Company) addressed to each of the holders of the Notes reasonably satisfactory to the Required Holders, to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
(b)    At any time in which a Subsidiary Guaranty shall be in existence, the holders of the Notes agree to discharge and release any Subsidiary Guarantor from such Subsidiary Guaranty upon receipt of written notice from the Company, provided that (i) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under such Subsidiary Guaranty) as an obligor and guarantor under and in

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respect of any Material Credit Facility of the Company and the Company so certifies to the holders of the Notes in a certificate of a Responsible Officer, (ii) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default exists, and (iii) if any fee or other form of consideration is given to any holder of Indebtedness of the Company expressly for the purpose of such release, holders of the Notes shall receive substantially equivalent consideration.
Section 9.9.    Significant Subsidiaries. If, on the last day of any fiscal quarter after the date of the Second Closing, the assets of Subsidiaries which as of such date are not Significant Subsidiaries (each such entity, a “Non-Significant Subsidiary”) represent in the aggregate more than 25% of the Consolidated Total Assets of the Company and its Subsidiaries, then the Company shall designate, by written notice to the holders, one or more Non-Significant Subsidiaries as Significant Subsidiaries in order that the assets of Non-Significant Subsidiaries after such designation, do not in the aggregate represent more than 25% of Consolidated Total Assets but if on any subsequent measurement date such original Non-Significant Subsidiaries constitute 25% or less of such Consolidated Total Assets, such designation shall be reversed.

SECTION 10.	NEGATIVE COVENANTS.
From the date of this Agreement until the First Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:
Section 10.1.    Consolidated Funded Indebtedness to Consolidated EBITDA. The Company will not permit the Consolidated Leverage Ratio, calculated on a Pro Forma Basis, as of the end of any fiscal quarter to exceed 3.50 to 1.00; provided that, upon notice by the Company to the holders of Notes, as of the last day of each of the four consecutive fiscal quarters immediately following a Qualified Acquisition (the “Step-Up Period”), such ratio may be greater than 3.50 to 1.00 (the “Ratio Step-Up”), but in no event greater than 3.90 to 1.00 and in which event, the Company shall be obligated to pay the additional interest provided for in Section 1.2; provided further that a Ratio Step-Up may not occur on more than three (3) separate occasions during the term of this Agreement and a subsequent Step-Up Period may not occur until the Consolidated Leverage Ratio has been maintained at or below 3.50 to 1.00 for at least two complete fiscal quarters since the previous Step-Up Period.
Section 10.2.    Consolidated Interest Coverage Ratio. The Company will not permit the Consolidated Interest Coverage Ratio, calculated on a Pro Forma Basis, as of the end of any fiscal quarter to be less than 3.25 to 1.00.

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Section 10.3.    Priority Indebtedness. The Company will not at any time permit the aggregate amount of all Priority Indebtedness to exceed 15% of Consolidated Net Tangible Assets (Consolidated Net Tangible Assets to be determined as of the end of the then most recently ended fiscal quarter of the Company).
Section 10.4.    Limitation on Liens.      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:
(a)    Liens existing as of the date hereof and reflected in Schedule 10.4;
(b)    Liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(c)    Liens of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals and other Liens imposed by law so long as such Liens secure claims incurred in the ordinary course of business, (i) which are not overdue for a period of more than sixty (60) days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)    Liens consisting of deposits or pledges made in the ordinary course of business (i) in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other social security legislation or obligations under customer service contracts, other than any Lien imposed by ERISA or (ii) to secure the performance of letters of credit, bids, tenders, sales, trade contracts and leases, statutory obligations, surety and appeal bonds, performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money or the payment of the deferred price of property;
(e)    Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract

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from the value of any material parcel of real property or impair the use thereof in the ordinary conduct of business;
(f)    (i) Liens on the property or assets of any Subsidiary existing at the time such Subsidiary becomes a Subsidiary of the Company and (ii) Liens on property or assets existing at the time the Company or a Subsidiary thereof acquires such property or asset, and, in the case of each of clause (i) or (ii), to the extent not incurred in contemplation thereof, as long as the outstanding principal amount of the Indebtedness secured thereby is not voluntarily increased by the Company or such Subsidiary, as applicable, after the date of such acquisition;
(g)    Liens on the property or assets of the Company or any Subsidiary securing Indebtedness which is incurred to finance or refinance the acquisition of such property or assets, provided that (i) such Liens do not at any time encumber any property or assets other than the property or assets financed by such Indebtedness and; (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition;
(h)    Liens securing judgements or constituting judicial attachment Liens for the payment of money not constituting an Event of Default under Section 11(i);
(i)    any Lien on any specific fixed asset of any corporation existing at the time such corporation is merged or consolidated with or into any Company or a consolidated Subsidiary of the Company and not created in contemplation of such event;
(j)    any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section 10.4, provided that (i) such Indebtedness is not secured by any additional assets, and (ii) the amount of such Indebtedness (together with any accrued interest thereon and closing costs and premiums relating thereto) secured by any such Lien is not materially increased;
(k)    any interest of title of a buyer in connection with, and Liens arising pursuant to, a Permitted Securitization Transaction;
(l)    Liens arising pursuant to a Permitted Monetization Transaction;
(m)    (i) leases, licenses, subleases and sublicenses granted in the ordinary course of business and that do not interfere in any material respect with the business of the Company or any of its Significant Subsidiaries or (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of its

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Subsidiaries, or by law to terminate any such lease, license, franchise, grant or permit or to require annual or periodic payments as a condition to the continuance thereof;
(n)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;
(o)    Liens for account fees (or similar fees) or rights of set-off in favor of a bank or financial institution in respect of a bank account or margin account maintained with such bank or financial institution or brokerage;
(p)    Liens incurred after the date hereof to secure the obligations under any Material Credit Facility, provided the Company makes effective provision at the same time whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such Liens to be given pursuant to an agreement or agreements reasonably satisfactory in form and substance to the Required Holders;
(q)    Liens securing Indebtedness consisting of capital leases, Synthetic Lease Obligations and purchase money obligations to finance the purchase, construction, repair or improvement of, or acquire the right for use of, fixed or capital assets; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $150,000,000; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the fair market value of the property subject to such Lien; and
(r)    Liens securing Priority Indebtedness of the Company or any Subsidiary, provided that the aggregate principal amount of any such Priority Indebtedness shall be permitted by Section 10.3 and provided further that no Liens permitted by this Section 10.4(r) may secure the obligations under any Material Credit Facility.
Section 10.5.    Sales of Assets. The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise Dispose of any substantial part (as defined below) of the assets used or useful in the conduct of their business (other than cash and cash equivalents) of the Company and its Subsidiaries, taken as a whole; provided, however, that the Company or any Subsidiary may sell, lease or otherwise Dispose of assets constituting a substantial part of the assets of the Company and its Subsidiaries if such assets are sold in an arm’s length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the Net Cash Proceeds received from such sale, lease or other Disposition (but

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only such Net Cash Proceeds with respect to that portion of such assets that exceeds the definition of “substantial part” set forth below) shall be used within 365 days of such sale, lease or Disposition, in any combination:
(1)    for capital expenditures or to acquire assets used or useful in carrying on the business of the Company and its Subsidiaries; and/or
(2)    to prepay or retire Senior Indebtedness of the Company and/or its Subsidiaries, provided that (i) the Company shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, and (ii) any such prepayment of the Notes shall be made at 100%, together with accrued interest thereon to but not including the date of such prepayment, but without the payment of any Make‑Whole Amount. Any offer of prepayment of the Notes pursuant to this Section 10.5 shall be given to each holder of the Notes by written notice that shall be delivered not less than 20 Business Days and not more than 60 days prior to the proposed prepayment date. Each such notice shall state that it is given pursuant to this Section and that the offer set forth in such notice must be accepted by such holder in writing and shall also set forth (i) the prepayment date, (ii) a description of the circumstances which give rise to the proposed prepayment and (iii) a calculation of the Ratable Portion for such holder’s Notes. Each holder of the Notes which desires to have its Notes prepaid shall notify the Company in writing delivered not less than five (5) Business Days prior to the proposed prepayment date of its acceptance of such offer of prepayment. For the purposes of this subparagraph 2, the Company shall be deemed to have satisfied its obligations to prepay Senior Indebtedness to the extent that the Company has offered to prepay the Notes or any other Senior Indebtedness with similar prepayment requirements and any holders have declined such offer of prepayment.
As used in this Section 10.5, a sale, lease or other Disposition of assets (including a sale of any Receivable) shall be deemed to be a “substantial part” of the assets of the Company and its Subsidiaries, taken as a whole, if the net book value of such assets, when added to the net book value of all other assets sold, leased or otherwise Disposed of by the Company and its Subsidiaries, taken as a whole, during the period of 12 consecutive months ending on the date of such sale, lease or other Disposition, exceeds 20% of the net book value of Consolidated Net Tangible Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “substantial part” any (i) sale or Disposition of assets in the ordinary course of business of the Company or its Subsidiaries, (ii) any transfer of assets from the Company to any Subsidiary or from any Subsidiary to the Company or a Subsidiary, (iii) sales of accounts receivable pursuant to Permitted Securitization Transactions, (iv) any sale or transfer of property acquired by the Company or any Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition

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or construction of such property by the Company or any Subsidiary if the Company or a Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee, (v) sales of assets no longer used or useful in the business of the Company and any of its Subsidiaries, (vi) Involuntary Dispositions, and (vii) any sale of all or substantially all of the assets of the Company made pursuant to the terms of Section 10.6(2). For purposes of clarification, a sale or other Disposition of any Investment (other than a sale of any Investment of any Subsidiary that is a regulated insurance company in the ordinary course of its business) shall be a “sale of assets” subject to the limitations set forth in this Section 10.5.
Section 10.6.    Merger and Consolidation. The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:
(1)    any Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, (i) the Company or a Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation or (ii) any other Person so long as the survivor is the Subsidiary or such other Person becomes a Subsidiary, or (y) convey, transfer or lease all or substantially all of its assets (including by way of merger of such Subsidiary with the acquirer of such assets) in compliance with the provisions of Section 10.5; and
(2)    the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:
(a)    the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the “Successor Corporation”), shall be an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;
(b)    if the Company is not the Successor Corporation, such Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Successor Corporation shall have caused to be delivered to each holder of Notes an opinion of

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counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms; and
(c)    immediately before and after giving effect to such transaction no Default or Event of Default would exist (it being agreed that, for purposes of determining compliance with Section 10.1 and 10.2, such transaction shall be treated on a pro forma basis for the relevant period as having been consummated as of the last day of the immediately preceding fiscal quarter).
Section 10.7.    Transactions with Affiliates. The Company will not and will not permit any Subsidiary enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (i) transactions which are not material either individually or in the aggregate, (ii) loans or advances to any Affiliate made by the Company or its Subsidiaries in an aggregate amount not to exceed $50,000,000, (iii) transactions between or among the Company and any of its Wholly-Owned Subsidiaries or between and among any Wholly-Owned Subsidiaries, (iii) Restricted Payments, and (iv) payments or loans (or cancellations of loans) to employees, consultants, officers and directors of the Company or any Subsidiary and employment agreements, stock option plans and other compensatory arrangements with such employees, consultants, officers and directors not prohibited by the terms of this Agreement.
Section 10.8.    Line of Business. The Company will not and will not permit any Significant Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Significant Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Significant Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.
Section 10.9.    Economic Sanctions, Etc. The Company will not, and will not permit any Affiliate Controlled by the Company to (a) become (including by virtue of being owned or controlled by a Blocked Person), own, or Control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Purchaser or holder or any affiliate of such Purchaser or holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such Purchaser or holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

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SECTION 11.	EVENTS OF DEFAULT.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)    the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 8.7 or Sections 10.1 through 10.6, inclusive, or any covenant in a Supplement which specifically provides that it shall have the benefit of this paragraph (c) or any Subsidiary Guarantor defaults in the performance of or compliance with any term of the Subsidiary Guaranty beyond any period of grace or cure period provided with respect thereto; or
(d)    the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
(e)    any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or
(f)    (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than Indebtedness hereunder) that is outstanding in an aggregate principal amount of more than $50,000,000 beyond any period of grace, notice, and cure provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of more than $50,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared

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(or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interest or other than the right of holders of the Company's Existing Senior Notes to cause the Company to repurchase such Existing Senior Notes upon a change of control or a sale of assets in accordance with the terms of such Existing Senior Notes), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of more than $50,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or
(g)    the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(h)    a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or
(i)    a non‑appealable final judgment or judgments for the payment of money aggregating in excess of $50,000,000 (to the extent not covered by independent third-party insurance) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

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(j)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $50,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; provided, however, any such event or events described in clauses (i) through (vi) above, shall be an Event of Default only if either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or
(k)    any Subsidiary Guaranty shall cease to be in full force and effect (other than in accordance with the terms of the applicable Subsidiary Guaranty Agreement and this Agreement as the same may be amended from time to time) and such default continues for 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(k)), any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty.
As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12.	REMEDIES ON DEFAULT, ETC.
Section 12.1.    Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or

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described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein or in any Supplement specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders with respect to Section 12.1(b) or the holder or holders who have made such declaration with respect to an Event of Default under Section 12.1(c), by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole

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Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable and customary costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES .
Section 13.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement or any Supplement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

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Section 13.2.    Transfer and Exchange of Notes. (a) Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s reasonable expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes may not be transferred in a principal amount of less than $100,000 and incremental denominations thereafter of $10,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a principal amount less than $100,000 and/or in a denomination of less than $10,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in (i) the last sentence of Section 6.1 and (ii) Section 6.2.
The Notes have not been registered under the Securities Act or under the securities laws of any state and may not be transferred or resold unless registered under the Securities Act and all applicable state securities laws or unless an exemption from the requirement for such registration is available.
(b)    Each holder agrees that it will not sell or otherwise transfer any Note to a Competitor.
Section 13.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser, an original Additional Purchaser or another holder of a Note with a minimum net worth of

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at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES .
Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Wells Fargo Bank, National Association in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in New York, New York or the principal office of a bank or trust company in New York, New York.
Section 14.2.    Payment by Wire Transfer. So long as any Purchaser or Additional Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make‑Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name or Additional Purchasers’ name in the applicable Purchaser Schedule, or by such other method or at such other address as such Purchaser or Additional Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or Additional Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or Additional Purchaser or its nominee, such Purchaser or Additional Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser or Additional Purchaser under this Agreement or any

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Supplement and that has made the same agreement relating to such Note as the Purchasers or Additional Purchasers, as the case may be, have made in this Section 14.2.
Section 14.3.    Withholding from Payments. The Company shall be entitled to withhold and deduct from any payment to a holder of a Note such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law, provided that the Company shall cooperate with holders to minimize or eliminate any withholding. To the extent that amounts are so withheld and paid over to the appropriate tax authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder in respect of which such deduction and withholding were made.
Section 14.4.    Status of Holders. A holder of any Note that is entitled to an exemption from or reduction of U.S. withholding tax with respect to payments made to such holder shall deliver to the Company or to such other Person as may be reasonably requested by the Company at the time or times prescribed by law and at such time or times reasonably requested by the Company, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, a holder of a Note shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company as will enable the Company to determine whether or not such holder is subject to backup withholding or information reporting requirements.
Section 14.5.    FATCA Information. A holder of any Note shall duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company at the time or times prescribed by law and at such time or times reasonably requested by the Company (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.5 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

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SECTION 15.	EXPENSES, ETC .
Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and customary costs and expenses (including reasonable attorneys’ fees of one special counsel for the Purchasers and for the Additional Purchasers and, if reasonably required by the Required Holders, one local counsel) incurred by the Purchasers and the Additional Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty, any Supplement or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including each Supplement), any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work‑out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the reasonable costs and expenses incurred in connection with the initial filing of this Agreement or any Supplement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000 for any Series of Notes.
The Company will pay, and will save each Purchaser and each Additional Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser, Additional Purchaser or other holder in connection with its purchase of the Notes).
Section 15.2.    Certain Taxes. Except as otherwise provided in Section 13.2 of this Agreement, the Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

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Section 15.3.    Survival    . The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any Supplement and the Notes, the purchase or transfer by any Purchaser or Additional Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or Additional Purchaser or any other holder of a Note and provided that it is acknowledged that such representations and warranties shall only be deemed to be true as of the date they were made. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Company under this Agreement; provided, that the representations and warranties contained in any Supplement shall only be made for the benefit of the Additional Purchasers which are party to such Supplement and the holders of the Notes issued pursuant to such Supplement, including subsequent holders of any Note issued pursuant to such Supplement, and shall not require the consent of the holders of existing Notes. Subject to the preceding sentence, this Agreement, each Supplement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser and Additional Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.
Section 17.1.    Requirements. This Agreement (including any Supplement) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:
(a)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof or the corresponding provision of any Supplement, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and
(b)     no amendment or waiver may, without the written consent of each Purchaser, Additional Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any

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prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make‑Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 or the corresponding provision of any Supplement and Section 17.1(c)), 11(a), 11(b), 12, 17 or 20; and
(c)    notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more Series of Additional Notes consistent with Sections 2.2 hereof without obtaining the consent of any holder of any other Series of Notes.
Section 17.2.    Solicitation of Holders of Notes.
(a)    Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make a reasonably informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.
(c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates (either pursuant to a waiver under Section 17.1(c) or subsequent to Section 8.5 having been amended pursuant to Section 17.1(c)), in each case in connection with such consent, shall be void and of no force or effect except solely as

DST SYSTEMS, INC.        Master Note Purchase Agreement

to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 17.3.    Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
Section 17.4.    Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.	NOTICES.
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy or electronic mail (to those recipients who have provided email addresses specifically for such purpose to the other parties hereto) if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
(ii)    if to an Additional Purchaser or such Additional Purchaser’s nominee, to such Additional Purchaser or such Additional Purchaser’s nominee at the address specified for

DST SYSTEMS, INC.        Master Note Purchase Agreement

such communications in the Purchaser Schedule attached to any Supplement, or at such other address as such Additional Purchaser or such Additional Purchaser’s nominee shall have specified to the Company in writing, or
(iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Kenneth V. Hager, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given when sent by registered or certified mail or by a recognized overnight delivery service.

SECTION 19.	REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser or Additional Purchaser at any Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser or Additional Purchaser, may be reproduced by such Purchaser or Additional Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser or Additional Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or such Additional Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION.
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser or Additional Purchaser or holder of Notes by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement (including any Supplement), provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or Additional Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or Additional Purchaser or any Person acting on such Purchaser’s or Additional Purchaser’s behalf, (c) otherwise becomes known to such Purchaser or Additional Purchaser other

DST SYSTEMS, INC.        Master Note Purchase Agreement

than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser or Additional Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser and each Additional Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or Additional Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser or Additional Purchaser, provided that such Purchaser or Additional Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser or Additional Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s or Additional Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or Additional Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser or Additional Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser or Additional Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s or Additional Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement (including any Supplement), any Purchaser, Additional Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser, Additional Purchaser

DST SYSTEMS, INC.        Master Note Purchase Agreement

or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.
The Company hereby agrees that any Additional Information furnished to the Purchasers pursuant to Section 5.3, which Additional Information contains material non-public information concerning the Company or its Subsidiaries (such furnished Additional Information, “Furnished Material Non-Public Information”) shall be clearly and conspicuously marked “NON-PUBLIC” which, at a minimum, shall mean that the word “NON-PUBLIC” shall appear prominently on the first page thereof. Each of the Purchasers acknowledges that (a) the Furnished Material Non-Public Information includes material non-public information concerning the Company or its Subsidiaries, as the case may be and (b) it will handle such Furnished Material Non-Public Information in accordance with applicable law, including United States Federal and state securities laws.

SECTION 21.	SUBSTITUTION OF PURCHASER.
Each Purchaser and each Additional Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or Additional Purchaser or any one of such other Purchaser’s or Additional Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser or Additional Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21) or Additional Purchaser in any Supplement, shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser or Additional Purchaser, as the case may be. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder or Additional Purchaser under any Supplement and such Substitute Purchaser thereafter transfers to such original Purchaser or Additional Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser or Additional Purchaser, as the case may be, and such original Purchaser or Additional Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS.
Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement or any Supplement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note)

DST SYSTEMS, INC.        Master Note Purchase Agreement

whether so expressed or not, except that, subject to Section 10.6, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Section 22.2.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
Section 22.3.    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the covenants set out in this Agreement, any election by the Company to measure an item of Indebtedness using fair value (as permitted by Accounting Standards Codification Topics 820 or 825) shall be disregarded and such determination shall be made by valuing indebtedness at 100% of the outstanding principal thereof.
If the Company shall notify the holders of Notes that the Company wishes to amend any covenant in Section 10 (Negative Covenants) to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Required Holders notify the Company that the Required Holders wish to amend Section 10 for such purpose), then the Company and the holders of the Notes shall negotiate in good faith to make such adjustments as shall be necessary to eliminate the effect of such change in GAAP on such covenant; provided that, until either agreement is reached on such adjustments and the covenant is amended in a manner satisfactory to the Company and the Required Holders, or such notice is withdrawn, (i) the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective and (ii) the Company shall provide to the holders of Notes a reconciliation showing calculations with respect to such covenant before and after giving effect to such change in GAAP.

DST SYSTEMS, INC.        Master Note Purchase Agreement

Notwithstanding the foregoing, for all purposes of this Agreement, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP as of the date of the First Closing be considered a capital lease.
Section 22.4.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.5.    Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.
Section 22.6.    Counterparts. This Agreement and any Supplement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute

DST SYSTEMS, INC.        Master Note Purchase Agreement

one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 22.7.    Governing Law. This Agreement and each Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 22.8.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Company and each Purchaser, Additional Purchaser and holder of Notes hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, any Supplement or the Notes. To the fullest extent permitted by applicable law, the Company, each Purchaser, any Additional Purchaser, and any holder of a Note irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    Each Purchaser, Additional Purchaser, and the Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Purchaser, Additional Purchaser, and the Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c)    Nothing in this Section 22.8 shall affect the right of the Company or any holder of a Note to serve process in any manner permitted by law, or limit any right that the Company or the holders of any of the Notes may have to bring proceedings against the other in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

DST SYSTEMS, INC.        Master Note Purchase Agreement

(d)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

* * * * *

DST SYSTEMS, INC.        Master Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

DST Systems, Inc.

By: /s/ Gregg Wm. Givens

Name: Gregg Wm. Givens
Title: Senior Vice President, Chief Financial
Officer and Treasurer

DST SYSTEMS, INC.        Master Note Purchase Agreement

Accepted as of the date first written above.
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Brien F. Davis
Vice President
PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	PGIM, Inc., as investment manager

By:	/s/ Brien F. Davis
Vice President
FARMERS INSURANCE EXCHANGE

By:	Prudential Private Placement Investors, L.P., (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc., (as General Partner)

By:	/s/ Brien F. Davis
Vice President
MID CENTURY INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P., (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc., (as General Partner)

By:	/s/ Brien F. Davis
Vice President

Accepted as of the date first written above.

DST SYSTEMS, INC.        Master Note Purchase Agreement

THE GIBRALTAR LIFE INSURANCE COMPANY, LTD.

By:	Prudential Investment Management Japan Co., Ltd, as Investment Manager

By:	PGIM, Inc., as Sub-Adviser

By:	/s/ Brien F. Davis
Vice President

DST SYSTEMS, INC.        Master Note Purchase Agreement

Accepted as of the date first written above.
AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Amy Judd
Name:	Amy Judd
Title:	Senior Vice President
MONY LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Amy Judd
Name:	Amy Judd
Title:	Senior Vice President

DST SYSTEMS, INC.        Master Note Purchase Agreement

Accepted as of the date first written above.

AB US DIVERSIFIED CREDIT BM FUND
By: AllianceBernstein, LP, its Investment Advisor

By:	/s/ Amy Judd
Name:	Amy Judd
Title:	Investment Officer

DST SYSTEMS, INC.        Master Note Purchase Agreement

Accepted as of the date first written above.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By: Barings LLC as Investment Adviser

By:	/s/ John B. Wheeler
Name:	John B. Wheeler
Title:	Managing Director
MASSMUTUAL ASIA LIMITED
By: Barings LLC as Investment Adviser

By:	/s/ John B. Wheeler
Name:	John B. Wheeler
Title:	Managing Director

BANNER LIFE INSURANCE COMPANY
By: Barings LLC as Investment Adviser

By:	/s/ John B. Wheeler
Name:	John B. Wheeler
Title:	Managing Director

DST SYSTEMS, INC.        Master Note Purchase Agreement

Accepted as of the date first written above.

ATHENE ANNUITY AND LIFE COMPANY

By:	Athene Asset Management, L.P., its investment adviser
By: AAM GP Ltd., its general partner

By:	/s/ Roger D. Fors
Name:	Roger D. Fors
Title:	Senior Vice President, Fixed Income

ATHENE ANNUITY & LIFE ASSURANCE COMPANY OF NEW YORK

By:	Athene Asset Management, L.P., its investment adviser
By: AAM GP Ltd., its general partner

By:	/s/ Roger D. Fors
Name:	Roger D. Fors
Title:	Senior Vice President, Fixed Income
AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY, solely with respect to Modco Account

By:
Athene Asset Management, L.P., its investment adviser of that certain modified coinsurance account (the "Modco Account") created pursuant to that certain trust agreement between American Equity Investment Life Insurance Company, Athlene Life Re Ltd., and State Street Bank and Trust Company dated as of May 29, 2014

By: AAM GP Ltd., its general partner

By:	/s/ Roger D. Fors
Name:	Roger D. Fors
Title:	Senior Vice President, Fixed Income

DST SYSTEMS, INC.        Master Note Purchase Agreement

Accepted as of the date first written above.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

By:	Athene Asset Management, L.P., its investment adviser
By: AAM GP Ltd., its general partner

By:	/s/ Roger D. Fors
Name:	Roger D. Fors
Title:	Senior Vice President, Fixed Income

DST SYSTEMS, INC.        Master Note Purchase Agreement

Accepted as of the date first written above.

AMERICAN GENERAL LIFE INSURANCE COMPANY, THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	AIG Asset Management (U.S.), LLC, as Investment Adviser

By:	/s/ Craig D. Moody
Name:	Craig D. Moody
Title:	Vice President

DST SYSTEMS, INC.        Master Note Purchase Agreement

Accepted as of the date first written above.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ Jeffrey A. Fossell
Name:	Jeffrey A. Fossell
Title:	Authorized Signatory

DST SYSTEMS, INC.        Master Note Purchase Agreement

Accepted as of the date first written above.

USAA LIFE INSURANCE COMPANY

By:	/s/ James F. Jackson
Name:	James F. Jackson, Jr.
Title:	Assistant Vice President
UNITED SERVICES AUTOMOBILE ASSOCIATION

By:	/s/ James F. Jackson
Name:	James F. Jackson, Jr.
Title:	Assistant Vice President

DST SYSTEMS, INC.        Master Note Purchase Agreement

Accepted as of the date first written above.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Barry Scheinholtz
Name:	Barry Scheinholtz
Title:	Senior Director

DST SYSTEMS, INC.        Master Note Purchase Agreement

Accepted as of the date first written above.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Lee Martin
Name:	Lee Martin
Title:	Vice President

DST SYSTEMS, INC.        Master Note Purchase Agreement

Accepted as of the date first written above.

GENWORTH LIFE INSURANCE COMPANY

By:	/s/ Stuart Shepetin
Name:	Stuart Shepetin
Title:	Investment Officer

GENWORTH MORTGAGE INSURANCE CORPORATION

By:	/s/ Stuart Shepetin
Name:	Stuart Shepetin
Title:	Investment Officer

DST SYSTEMS, INC.        Master Note Purchase Agreement

Accepted as of the date first written above.

AMERITAS LIFE INSURANCE CORP.
AMERITAS LIFE INSURANCE CORP. OF NEW YORK
By: Ameritas Investment Partners Inc., as Agent

By:	/s/ Tina Udell
Name:	Tina Udell
Title:	Vice President & Managing Director

DST SYSTEMS, INC.        Master Note Purchase Agreement

Accepted as of the date first written above.

SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By:	/s/ David Divine
Name:	David Divine
Title:	Senior Portfolio Manager

DST SYSTEMS, INC.        Master Note Purchase Agreement

Accepted as of the date first written above.

CMFG LIFE INSURANCE COMPANY
By: MEMBERS Capital Advisors, Inc., acting as Investment Advisor

By:	/s/ Jason Micks
Name:	Jason Micks
Title:	Director II Investments

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all of the Equity Interests or all or substantially all of the property, or a business unit or product line, of another Person, whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.
“Additional Notes” is defined in Section 2.2.
“Additional Purchasers” means purchasers of Additional Notes.
“Affiliate” means, at any time, and with respect to a specified Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Agreement” means this Note Purchase Agreement, including all Supplements, Schedules and Exhibits attached to this Agreement (including all Schedules and Exhibits attached to any Supplement).
“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

SCHEDULE A
(to Master Note Purchase Agreement)

“Bank Credit Agreement” means the Credit Agreement dated as of October 1, 2014 by and among the Company, Bank of America, N.A., as administrative agent, and the other financial institutions party thereto, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions, replacements or refinancings thereof, which constitute the primary bank credit facility of the Company and its Subsidiaries.
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons or other list of sanctioned persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or otherwise a target or subject of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Kansas City, Missouri are required or authorized to be closed.
“Change in Control” is defined in Section 8.7.
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Company” means DST Systems, Inc., a Delaware corporation or any successor that becomes such in the manner prescribed in Section 10.2.
“Competitor” means any Person, or any Person who is an Affiliate of a Person, who is engaged primarily in (a) providing information processing and/or computer software services and/or products to the mutual fund, investment management, insurance, financial services, communications, utilities and healthcare industries, or (b) providing print and electronic output solutions and services.
“Confidential Information” is defined in Section 20.
“Consolidated EBITDA” means for any period for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, the sum (without duplication) of (a) Consolidated

Net Income, plus (b) an amount which, in the determination of Consolidated Net Income, has been deducted for (i) Consolidated Interest Expense, (ii) income taxes, (iii) depreciation, amortization and other noncash charges, including (x) non-cash stock compensation expense and (y) unrealized losses on assets including but not limited to investment impairments in the Company's income statements, (iv) extraordinary, unusual and otherwise non‑recurring losses or charges, including losses on Dispositions that are outside the ordinary course of business, and (v) transaction fees and expenses incurred in connection with any Material Credit Facility, minus (c) to the extent included in calculating such Consolidated Net Income, (i) all non-cash gains on assets including but not limited to unrealized gains on investments and (ii) extraordinary, unusual and otherwise non-recurring gains, including gains on Dispositions that are outside the ordinary course of business.
“Consolidated Funded Indebtedness” means as of any date of determination the total amount of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP of the type referred to in clauses (a), (b), (f), (g), (h), (i), (j), (k), (l), (m) and (n) of the definition of “Indebtedness” set forth herein. To the extent that the rights and remedies of the obligee of any Consolidated Funded Indebtedness are limited to certain property and are otherwise non-recourse to the Company or its Subsidiaries, the amount of such Consolidated Funded Indebtedness shall be limited to the value of the Company or such Subsidiaries’ interest in such property (valued at the higher of book value or market value as of such date of determination). For purposes of the calculation of the Consolidated Leverage Ratio, “Consolidated Funded Indebtedness” shall exclude non-cash obligations of the Company and its Subsidiaries incurred in connection with any Permitted Monetization Transaction.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) the cash portion of Consolidated Interest Expense for the four prior fiscal quarters ending on such date.
“Consolidated Interest Expense” means for any period for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, all interest expense (whether paid or accrued) and capitalized interest, including without limitation (a) the amortization of debt discount and premium, (b) the interest component under capital leases and Synthetic Lease Obligations and (c) the implied interest component, discount or other similar fees or charges in connection with any asset securitization program, in each case as determined in accordance with GAAP.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA (Consolidated EBITDA to be calculated for the period of four prior consecutive fiscal quarters ending on such date of determination).

“Consolidated Net Income” means for any period for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, net income (or loss) (excluding extraordinary items) after interest expense, income taxes and depreciation and amortization, all as determined in accordance with GAAP.
“Consolidated Net Tangible Assets” means, as of any date, Consolidated Total Assets, less the sum of the value, as set forth or reflected in the most recent consolidated balance sheet of the Company and its Subsidiaries, calculated in accordance with GAAP of:
(i)    All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, excluding capitalized software but including, without limitation, goodwill (as determined by the Company in a manner consistent with its past accounting practices and in accordance with GAAP), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;
(ii)    To the extent not included in (i) of this definition and not already eliminated, without duplication, any amount at which shares of capital stock of the Company appear as an asset on the balance sheet of its Subsidiaries; and
(iii)    All Investments.
“Consolidated Parties” means a collective reference to the Company and the Subsidiaries of the Company, and “Consolidated Party” means any one of them.
“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means, for any Series of Notes, that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such Series, or (ii) 2% over the rate of interest publicly announced by Wells Fargo Bank, National Association, in New York, New York as its “base” or “prime” rate.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disposition Transaction” by any Person, means the Disposition by such Person, in a single transaction or in a series of related transactions, of all of the Equity Interests or all or substantially all of the property, or a business unit or product line, of another Person, whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Plan subject to section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (f) the determination that any Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of sections 430, 431 and 432 of the Code or sections 303, 304 and 305 of ERISA; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under section 4007 of ERISA, upon the Company or any ERISA Affiliate in excess of $5,000,000.
“Event of Default” is defined in Section 11.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Senior Notes” means the notes outstanding under the Note Purchase Agreement dated as of August 9, 2010 by and among the Company and any purchaser party thereto, as amended, restated, joined, supplemented or otherwise modified from time to time.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
“First Closing” is defined in Section 3 of this Agreement.
“Form 10‑K” is defined in Section 7.1(b).
“Form 10‑Q” is defined in Section 7.1(a).
“GAAP” means, subject to Section 22.3 of this Agreement, generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means
(a)    the government of
(i)    the United States of America or any State or other political subdivision thereof, or

(ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that for purposes hereof, the amount of such Indebtedness shall be limited to the greater of (i) the amount of such Indebtedness as to which there is recourse to such Person and (ii) the fair market value of the property which is subject to the Lien, (g) all Guarantees of such Person with respect to Indebtedness of another Person, (h) the Attributable Indebtedness of such Person with respect to capital leases and Synthetic Lease Obligations, (i) all net obligations of such Person under Swap Contracts, (j) the maximum amount of all standby letters of credit issued or bankers’ acceptances facilities created for the account such Person and, without duplication, all unreimbursed drafts drawn thereunder (less the amount of any cash collateral securing any such letters of credit or and bankers’ acceptances), (k) all obligations of such Person to repurchase, redeem, retire, defease or otherwise acquire for value (other than for other Equity Interests) any Equity Interests or other securities issued by such Person at any time prior to the Maturity Date, valued, in the case of redeemable securities, at the greater of voluntary or involuntary redemption price, plus accrued and unpaid dividends, and including, without limitation, obligations commonly known as residual equity appreciation potential shares, (l) the outstanding attributed principal amount under any asset securitization program of such Person including without limitation any notes or accounts receivable financing program, (m) all cash obligations which arise in connection with any forward equity transactions which are treated as borrower money indebtedness in accordance with GAAP and (n) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. To the extent that the rights and remedies of the obligee of any Indebtedness are limited to certain property and are otherwise non-recourse to such Person, the amount of such Indebtedness shall be limited to the value of the Person’s interest in such property (valued at the higher of book value or market value as of such date of determination).

“Institutional Investor” means (a) any Purchaser or Additional Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $10,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Investment” means any Marketable Security of the Company or any Subsidiary that would be classified as available for sale in accordance with GAAP (as GAAP is in effect as of the date hereof).
“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Company or any Subsidiary.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing).
“Make-Whole Amount” shall have the meaning (i) set forth in Section 8.6 with respect to any Series 2017 Note and (ii) set forth in the applicable Supplement with respect to any other Series of Notes.
“Marketable Securities” means marketable securities that are freely traded on either the New York Stock Exchange or on the NASDAQ National Market System or any other similar exchanges worldwide and held for investment purposes only.
“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.
“Material Credit Facility” means, as to the Company and its Subsidiaries,
(a)    the Bank Credit Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(b)    any other agreement in itself, creating or evidencing indebtedness for borrowed money entered into on or after the date of the First Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $150,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.
“Maturity Date” is defined in the first paragraph of each Note.
“Memorandum” is defined in Section 5.3.
“Monetization Hedging Agreement” has the meaning set forth in the definition of “Monetization Transaction.”
“Monetization Securities Agreement” has the meaning set forth in the definition of “Monetization Transaction.”
“Monetization SPE” means a special purpose entity organized by the Company or a Subsidiary of the Company (i) the sole purpose of which is to enter into any one or more Monetization Transactions and (ii) the assets and liabilities of which consist solely of Monetized Marketable Securities, Monetization Hedging Agreements, Monetization Securities Agreements, Indebtedness that is (a) secured solely by any of the foregoing and (b) otherwise non-recourse to the Company or any Subsidiary (other than such Monetization SPE), and other assets and liabilities directly related to or arising out of the foregoing.
“Monetization Transaction” means any one of the following transactions and any combination thereof: (i) any Swap Contract relating to any Monetized Marketable Securities (“Monetization Hedging Agreement”), (ii) any repurchase agreement, securities loan agreement or securities forward transaction agreement relating to any Monetized Marketable Securities (collectively, “Monetization Securities Agreements”), (iii) incurrence of any Indebtedness that is (a) secured solely by any Monetized Marketable Securities and/or any Monetization Hedging Agreement or Monetization Securities Agreement and (b) otherwise non-recourse to the Consolidated Parties (other than such Monetization SPE), (iv) any Disposition of Monetized Marketable Securities and (v) organization by the Company or a Subsidiary of a Monetization SPE.
“Monetized Marketable Securities” means Marketable Securities now or hereafter owned by the Company or any of its Subsidiaries and that are the subject of a Monetization Transaction.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“Net Cash Proceeds” means, with respect to any sale of assets pursuant to Section 10.5 hereof, the proceeds in the form of cash, including payments in respect of deferred payment obligations when received in the form of cash (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such sale of assets net of:
(a)    all out-of-pocket expenses and fees relating to such asset sale (including legal, accounting and investment banking fees and commissions),
(b)     taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;
(c)    repayment of Indebtedness that is required to be repaid in connection with such asset sale (other than pursuant to Section 10.5 hereof);
(d)    the decrease in Securitization Transactions which results from such asset sale; and
(e)    appropriate amounts to be retained by the Company or its Subsidiaries in accordance with GAAP, against any liabilities associated with such asset sale, including pension and other post-employment benefit liabilities and any indemnification obligations associated with such asset sale.
“Non-Significant Subsidiary” is defined in Section 9.9.
“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.
“Notes” is defined in Section 1.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Permitted Monetization Transaction” means any Monetization Transaction in an aggregate amount with all other Permitted Monetization Transactions not to exceed $100,000,000 so long as no Default will otherwise exist after giving effect to such transaction.
“Permitted Securitization Transaction” means any Securitization Transaction entered into by the Company or any of its Subsidiaries so long as (i) the attributed principal amount thereof does not exceed $200,000,000 and (ii) no Default will otherwise exist after giving effect to such transaction.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Priority Indebtedness” means (without duplication), as of the date of any determination thereof, the sum of (i) all unsecured Indebtedness of Subsidiaries (including all Guarantees of Indebtedness of the Company, but excluding (x) unsecured Indebtedness owing to the Company or any other Subsidiary, and (y) all unsecured Guarantees or co‑obligations of Indebtedness of the Company by any Subsidiary which has also guaranteed or become a co‑obligor the Notes), and (ii) all Indebtedness of the Company and its Subsidiaries secured by Liens other than Indebtedness secured by Liens permitted by subparagraphs (a) through (q), inclusive, of Section 10.4.
“Pro Forma Basis” means, for the purposes of calculating compliance with the financial covenants set forth in Sections 10.1 and 10.2 (i) in respect of an Acquisition that has been completed,

(A) income statement items (whether positive or negative) and capital expenditures attributable to the Person or property acquired shall, to the extent not otherwise included in such income statement items for the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in this Agreement, be included to the extent relating to any period applicable in such calculations and (B) to the extent not retired in connection with such Acquisition, Indebtedness of the Person or property acquired shall be deemed to have been incurred as of the first day of the applicable period, and (ii) in respect of a Disposition Transaction that has been completed, (A) income statement items (whether positive or negative) and capital expenditures attributable to the Person or property Disposed shall, to the extent included in such income statement items for the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in this Agreement, be excluded to the extent relating to any period applicable in such calculations and (B) to the extent retired in connection with such Disposition Transaction, Indebtedness of the Person or property Disposed shall be deemed not outstanding as of the first day of the applicable period.
“PTE” is defined in Section 6.2(a).
“Purchaser” is defined in the first paragraph of this Agreement.
“Purchaser Schedule” means the Purchaser Schedule to this Agreement or any Supplement listing the Purchasers or Additional Purchasers of the Notes and including their notice and payment information.
“Qualified Acquisition” means one or more acquisition of either or both the capital stock or assets of any Person or Persons (or any portion thereof) within a period of six consecutive months for which the aggregate consideration is at least $100,000,000.
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Ratable Portion” means, with respect to any Note, an amount equal to the product of (x) the amount equal to the net cash proceeds being so applied to the prepayment of all Senior Indebtedness in accordance with Section 10.5(2), multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of all such Senior Indebtedness being prepaid pursuant to Section 10.5(2).
“Receivables” shall mean all obligations of any obligor (whether now existing or hereafter arising) under a contract for sale of property, goods or services made in the ordinary course of business by the Company or any of its Subsidiaries, which shall include any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of the Company or any of its Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Required Holders” means (A) at any time prior to the Second Closing, (i) the Purchasers of the Series 2017A Tranche C Notes and (ii) the holders of more than 50% in aggregate principal amount of the Series 2017A Tranche A, Tranche B, Tranche D, Tranche E, and Tranche F Notes at the time outstanding (exclusive of any such Notes then owned by the Company or any of its Affiliates); and (B) at any time on or after the Second Closing, the holders of more than 50% in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests or other similar interests of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or other similar interests, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof).
“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Securitization Transaction” means any transaction of the Company or any Subsidiary providing for sales, transfers or conveyances of Receivables purporting to be sales (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of such Receivables (or against any of such seller’s Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
“Senior Indebtedness” means, as of the date of any determination thereof, all Indebtedness of the Company or any of its Subsidiaries, other than Subordinated Indebtedness.
“Series” means any series of Notes issued pursuant to this Agreement or any Supplement hereto.
“Series 2017 Notes” is defined in Section 1.1 of this Agreement.
“Significant Subsidiary” means, on any date of determination, each of (i) the Subsidiaries set forth on Schedule 5.4(c) and (ii) any other Subsidiary the assets of which represent on such date an amount greater than 10% of Consolidated Total Assets.
“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Subordinated Indebtedness” means all Indebtedness of the Company which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to the obligations of the Company under this Agreement or the Notes.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Supplement” is defined in Section 2.2 of this Agreement.
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a lender or any Affiliate of a lender under any Material Credit Facility or any holder of the Notes or Affiliate thereof).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“tranche” means all Notes of a Series having the same maturity, interest rate, currency and schedule for mandatory prepayments.
“Tranche A Notes” is defined in Section 1.1 of this Agreement.
“Tranche B Notes” is defined in Section 1.1 of this Agreement.
“Tranche C Notes” is defined in Section 1.1 of this Agreement.
“Tranche D Notes” is defined in Section 1.1 of this Agreement.
“Tranche E Notes” is defined in Section 1.1 of this Agreement.
“Tranche F Notes” is defined in Section 1.1 of this Agreement.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Vermont Western” means Vermont Western Assurance, Inc., a Wholly-Owned Subsidiary of the Company.
“West Side” means West Side Investment Management, Inc., a Wholly-Owned Subsidiary of the Company.
“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

[FORM OF TRANCHE A NOTE]
THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.
DST SYSTEMS, INC.
3.55% SERIES 2017A, TRANCHE A SENIOR NOTE DUE JANUARY 9, 2023
No. RA-[_____]    [Date]
$[_______]    PPN 233326 C@4

FOR VALUE RECEIVED, the undersigned, DST Systems, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on January 9, 2023 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 3.55% per annum from the date hereof, payable semiannually, on the ninth day of January and July in each year, commencing with July 9, 2018, and thereafter, the July 9 or January 9 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.55% or (ii) 2% over the rate of interest publicly announced by Wells Fargo Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Wells Fargo Bank, National Association or at such other place as the Company shall have designated by written notice to the holder of this Note or as otherwise provided in the Note Purchase Agreement referred to below.

EXHIBIT 1
(to Master Note Purchase Agreement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of November 14, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in (a) the last sentence of Section 6.1 and (b) Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

DST SYSTEMS, INC.

By
[Title]

[FORM OF TRANCHE B NOTE]
THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.
DST SYSTEMS, INC.
3.82% SERIES 2017A, TRANCHE B SENIOR NOTE DUE JANUARY 9, 2025
No. RB-[_____]    [Date]
$[_______]    PPN 233326 C#2

FOR VALUE RECEIVED, the undersigned, DST Systems, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on January 9, 2025 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 3.82% per annum from the date hereof, payable semiannually, on the ninth day of January and July in each year, commencing with July 9, 2018, and thereafter, the July 9 or January 9 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.82% or (ii) 2% over the rate of interest publicly announced by Wells Fargo Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Wells Fargo Bank, National Association or at such other place as the Company shall have designated by written notice to the holder of this Note or as otherwise provided in the Note Purchase Agreement referred to below.

EXHIBIT 2
(to Master Note Purchase Agreement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of November 14, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in (a) the last sentence of Section 6.1 and (b) Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

DST SYSTEMS, INC.

By
[Title]

[FORM OF TRANCHE C NOTE]
THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.
DST SYSTEMS, INC.
4.02% SERIES 2017A, TRANCHE C SENIOR NOTE DUE AUGUST 6, 2025
No. RC-[_____]    [Date]
$[_______]    PPN 233326 D@3

FOR VALUE RECEIVED, the undersigned, DST Systems, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on August 6, 2025 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.02% per annum from the date hereof, payable semiannually, on the sixth day of August and February in each year, commencing with the February 6 or August 6 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.02% or (ii) 2% over the rate of interest publicly announced by Wells Fargo Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Wells Fargo Bank, National Association or at such other place as the Company shall have designated by written notice to the holder of this Note or as otherwise provided in the Note Purchase Agreement referred to below.

EXHIBIT 3
(to Master Note Purchase Agreement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of November 14, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in (a) the last sentence of Section 6.1 and (b) Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

DST SYSTEMS, INC.

By
[Title]

[FORM OF TRANCHE D NOTE]
THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.
DST SYSTEMS, INC.
4.04% SERIES 2017A, TRANCHE D SENIOR NOTES DUE JANUARY 9, 2028
No. RD-[_____]    [Date]
$[_______]    PPN 233326 D#1

FOR VALUE RECEIVED, the undersigned, DST Systems, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on January 9, 2028 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.04% per annum from the date hereof, payable semiannually, on the ninth day of January and July in each year, commencing with July 9, 2018, and thereafter, the January 9 or July 9 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.04% or (ii) 2% over the rate of interest publicly announced by Wells Fargo Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Wells Fargo Bank, National Association or at such other place as the Company shall have designated by written notice to the holder of this Note or as otherwise provided in the Note Purchase Agreement referred to below.

EXHIBIT 4
(to Master Note Purchase Agreement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of November 14, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in (a) the last sentence of Section 6.1 and (b) Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

DST SYSTEMS, INC.

By
[Title]

[FORM OF TRANCHE E NOTE]
THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.
DST SYSTEMS, INC.
4.14% SERIES 2017A, TRANCHE E SENIOR NOTE DUE JANUARY 9, 2030
No. RE-[_____]    [Date]
$[_______]    PPN 233326 E@2

FOR VALUE RECEIVED, the undersigned, DST Systems, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on January 9, 2030 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.14% per annum from the date hereof, payable semiannually, on the ninth day of January and July in each year, commencing with July 9, 2018, and thereafter, the July 9 or January 9 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.14% or (ii) 2% over the rate of interest publicly announced by Wells Fargo Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Wells Fargo Bank, National Association or at such other place as the Company shall have designated by written notice to the holder of this Note or as otherwise provided in the Note Purchase Agreement referred to below.

EXHIBIT 5
(to Master Note Purchase Agreement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of November 14, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in (a) the last sentence of Section 6.1 and (b) Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

DST SYSTEMS, INC.

By
[Title]

[FORM OF TRANCHE F NOTE]
THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.
DST SYSTEMS, INC.
4.29% SERIES 2017A, TRANCHE F SENIOR NOTE DUE JANUARY 9, 2033
No. RF-[_____]    [Date]
$[_______]    PPN 233326 E#0

FOR VALUE RECEIVED, the undersigned, DST Systems, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on January 9, 2033 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.29% per annum from the date hereof, payable semiannually, on the ninth day of January and July in each year, commencing with July 9, 2018, and thereafter, the July 9 or January 9 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.29% or (ii) 2% over the rate of interest publicly announced by Wells Fargo Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Wells Fargo Bank, National Association or at such other place as the Company shall have designated by written notice to the holder of this Note or as otherwise provided in the Note Purchase Agreement referred to below.

EXHIBIT 6
(to Master Note Purchase Agreement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated as of November 14, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in (a) the last sentence of Section 6.1 and (b) Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

DST SYSTEMS, INC.

By
[Title]

DST SYSTEMS, INC.

[NUMBER] SUPPLEMENT
Dated as of ______________________

TO

MASTER NOTE PURCHASE AGREEMENT
Dated as of November 14, 2017

Re:    $____________ _____% Series _______ Senior Notes
DUE _____________________

EXHIBIT S
(to Master Note Purchase Agreement)

DST SYSTEMS, INC.
333 WEST 11TH STREET
KANSAS CITY, MISSOURI 64105

Dated as of
____________________, 20__

To the Purchaser(s) named in
Schedule A hereto

Ladies and Gentlemen:
This [Number] Supplement to Master Note Purchase Agreement (the “Supplement”) is among DST SYSTEMS, INC., a Delaware corporation (the “Company”), and the institutional investors named on Schedule A attached hereto (the “Purchasers”).
Reference is hereby made to that certain Master Note Purchase Agreement dated as of November 14, 2017 (the “Note Purchase Agreement”) among the Company and the purchasers listed on the Purchaser Schedule thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 4.12 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.
The Company hereby agrees with the Purchaser(s) as follows:
1.    The Company has authorized the issue and sale of $__________ aggregate principal amount of its _____% Series ______ Senior Notes due _________, ____ (the “Series ______ Notes”). The Series ____ Notes, together with the Series A Notes [and the Series ____ Notes] initially issued pursuant to the Note Purchase Agreement [and the _________ Supplement] and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series _____ Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company.

2.    Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series _____ Notes in the principal amount set forth opposite such Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the date of the Closing hereinafter mentioned.
3.    The sale and purchase of the Series ______ Notes to be purchased by each Purchaser shall occur at the offices of [______________________] at 10:00 A.M. Chicago time, at a closing (the “Closing”) on ______, ____ or on such other Business Day thereafter on or prior to _______, ____ as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Series ______ Notes to be purchased by such Purchaser in the form of a single Series ______ Note (or such greater number of Series ______ Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [__________________________] at ____________ Bank, [Insert Bank address, ABA number for wire transfers, and any other relevant wire transfer information]. If, at the Closing, the Company shall fail to tender such Series ______ Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.
4.    The obligation of each Purchaser to purchase and pay for the Series ______ Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series ______ Notes to be purchased at the Closing, and to the following additional conditions:
(a)    Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of Closing and the Company shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

(b)    Contemporaneously with the Closing, the Company shall sell to each Purchaser, and each Purchaser shall purchase, the Series ______ Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.
5.    [Here insert special provisions for Series ______ Notes including prepayment provisions applicable to Series ______ Notes (including Make-Whole Amount) and closing conditions applicable to Series ______ Notes].
6.    Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series ______ Notes by such Purchaser.
7.    The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.
The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

DST SYSTEMS, INC.

By
Name:
Title:

Accepted as of __________, _____

[VARIATION]

By
Name:
Title:

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF SERIES ______ NOTES TO BE PURCHASED
[NAME OF PURCHASER]	$
(1) All payments by wire transfer of immediately available funds to: with sufficient information to identify the source and application of such funds.
(2) All notices of payments and written confirmations of such wire transfers:
(3) All other communications:

SCHEDULE A
(to Supplement)

SUPPLEMENTAL REPRESENTATIONS
The Company represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all material respects as of the date hereof with respect to the Series ______ Notes with the same force and effect as if each reference to “Series 2017A Notes” set forth therein was modified to refer the “Series ______ Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the _______ Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:
Section 5.3.    Disclosure. The Company, through its agent, [name of placement agent] has delivered to each Purchaser a copy of a Private Placement Memorandum, dated ____________ (the “Memorandum”), relating to the transactions contemplated by the ______ Supplement. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. The Note Purchase Agreement, the Memorandum, the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Company in connection with the transactions contemplated by the Note Purchase Agreement and the _______ Supplement and the financial statements listed in Schedule 5.5 to the _____ Supplement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since [last audit date] there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to each Purchaser by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 to the ______ Supplement contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, and showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and (ii) the Company’s directors and “named executive officers” as such term is defined in Item 4.02 of Regulation S-K promulgated under the Securities Act.
Section 5.13.     Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series __ Notes or any similar securities for sale to, or solicited any

EXHIBIT A
(to Supplement)

offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than [______] other Institutional Investors, each of which has been offered the Series ______ Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series ______ Notes to ______________________________ and for general corporate purposes. No part of the proceeds from the sale of the Series ______ Notes pursuant to the _____ Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness. (a) Schedule 5.15 to the _________ Supplement sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries (other than intercompany Indebtedness) as of _____________, since which date there has been no Material increase in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries (other than as permitted under the Note Purchase Agreement). Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
[Add any additional Sections as appropriate at the time the Series ______ Notes are issued]

[FORM OF SERIES __ NOTE]
THIS NOTE HAS BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.
DST SYSTEMS, INC.
___% Senior Notes, Series __, due ________, 20[___]
No. [_____]    [Date]
$[_______]    PPN[______________]

FOR VALUE RECEIVED, the undersigned, DST Systems, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on [_________, ____] (the “Maturity Date”), with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of [____]% per annum from the date hereof, payable semiannually, on the [___] day of [__________] and [_________] in each year, commencing with the [_________] or [_________] next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) [___]% or (ii) [___]% over the rate of interest publicly announced by [name of reference bank] from time to time in [New York, New York] as its “base” or “prime” rate, payable [semiannually] as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at [_____] or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

EXHIBIT A
(to Supplement)

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Master Note Purchase Agreement, dated November 14, 2017 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

DST SYSTEMS, INC.

By
Name:
Title